UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 27, 2019

Aridis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38630	47-2641188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

5941 Optical Ct.

San Jose, California 95138

(Address of principal executive offices, including ZIP code)

(408) 385-1742

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ARDS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 27, 2019, Aridis Pharmaceuticals, Inc. (the “Company”) entered into a License, Development and Commercialization Agreement (the “License Agreement”) with Serum AMR Products, a company incorporated in the Netherlands (“SAMR”).

Previously on July 16, 2019, the Company entered into an Option Agreement for Exclusive Product and Platform Technology License (the “Option Agreement”) with Serum International BV, an affiliate of SAMR, and the License Agreement was entered into pursuant to such Option Agreement.  Upon entering into the License Agreement, the Company will receive an upfront cash payment of $10 million which is in addition to the $5 million that was initially received upon the parties entering into the Option Agreement.

Pursuant to the License Agreement the Company granted to SAMR an exclusive license to make, have made, import, use and have used, and sell and have sold Aridis products related to AR-301, AR-105, and AR-101 (“Aridis Products”) in (a) the country of India, and (b) all other countries of the world except the USA, Canada, EU Territory, UK, China, Australia, South Korea, Brazil, New Zealand, and Japan (the “Limited Territory”) for a term of 20 years (the “Term”). The Company also granted to SAMR an exclusive license to develop, make, have made, import, use and have used, and sell and have sold, up to five (5) approved Development Products (as such term is defined in the Option Agreement) in all countries of the world except China, Hong Kong, Macau and Taiwan (the “Worldwide Territory”), during the Term. The Company granted the right for SAMR to have the Company perform Candidate Development (as such term is defined in the License Agreement) for the development of up to five (5) Development Products. The Company also granted to SAMR an exclusive license to develop, make, have made, import, use and have used, and sell and have sold the AR-201 product in the Worldwide Territory during the Term.

Additionally, in certain circumstances, SAMR and the Company will agree to commit to negotiate in good faith to extend the rights granted in the License Agreement to include an exclusive license to make, have made, import, use and have used, and sell and have sold, certain Aridis Products in the European Union during the Term. Such an obligation upon Aridis to negotiate such rights is preconditioned upon the demonstration of certain milestones by SAMR, including its obtaining, under certain funding programs, sufficient financial support to cover all requisite clinical development and manufacturing development costs, under terms which allow distribution of Aridis Products at commercially reasonable prices and without materially hindering distribution of Aridis Products in any other territories.

The License Agreement provides for manufacturing rights and obligations for the parties. SAMR shall have the rights to manufacture any Aridis Product and any Development Product in the Worldwide Territory for use in the Worldwide Territory. SAMR shall have the right to supply Aridis Products for use by the Company and its sublicensees outside of the Limited Territory, upon the demonstration of SAMR’s ability for manufacturing consistency of Aridis Products in conformance to all regulatory FDA and EMA requirements, at commercially reasonable rates, and at sufficient capacity as specified in a manufacturing agreement that shall be negotiated and executed in good faith. The term of the manufacturing agreement shall be twenty (20) years. If a third party sublicensee of Aridis Products wishes to have Aridis Product manufactured by itself for the territory for which it has a license from the Company, then the Company shall have the right to buy back the manufacturing rights by paying to SAMR $5 million.

The License Agreement establishes regulatory rights and obligations for the parties, including, but not limited to, the obligation that the Company and SAMR establish a joint committee under which each party shall share all relevant clinical data and regulatory documentation created by it anywhere in the world.

Commencing upon the Effective Date, SAMR shall make commercially reasonable efforts to obtain all regulatory approvals, to have approved for commercialization and sale, and to commercialize and sell (i) Aridis Products in the Limited Territory, and (ii) Development Products and the AR-201 product in the Worldwide Territory. Upon the achievement of certain milestones, SAMR shall pay to the Company up to $42.5 million in milestone fees related to the Products covered in the License Agreement. SAMR shall also be obligated to pay the Company single digit percentage royalties on net sales of all licensed products, except for Aridis Products in the European Union, should such be authorized at a later date, which require payment of 20% royalties on the net sales of those products.

The foregoing description of the License Agreement is not intended to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01    Other Events.

On September 30, 2019, the Company issued a press release announcing the License Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits.

10.1*	License, Development and Commercialization Agreement between Aridis Pharmaceuticals, Inc. and Serum AMR Products, entered into as of September 27, 2019
99.1	Press Release dated September 30, 2019

* Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of making such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2019	ARIDIS PHARMACEUTICALS, INC.

/s/ Vu Truong
Vu Truong
Chief Executive Officer